UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 30, 2019

Reliability Incorporated

(Exact Name of registrant as specified in its charter)

Virginia	000-07092	75-0868913
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

22 Baltimore Road

Rockville, Maryland 20850

(Address, including zip code, of principal executive offices)

(202) 965-1100

(Registrant’s telephone number including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act.): [  ] YES [X] NO

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 30, 2019, the Board of Directors of Reliability Incorporated (the “Company”) appointed Nick Tsahalis, the Company’s President, as a member of the Board of Directors. Following Mr. Tsahalis’ appointment to the Board of Directors, the Company’s Board of Directors consists of three directors: Nick Tsahalis, Mark Speck and Hannah Bible.

Mr. Tsahalis will not receive any compensation for his services as a director. See, however, the information regarding Mr. Tsahalis’ compensation for his services as an executive officer contained under “Item 2.01. Completion of Acquisition or Disposition of Assets—Form 10 Disclosures—Executive Compensation” in the Company’s Current Report on Form 8-K filed by the registrant on October 30, 2019 (the “October 30th Form 8-K”), which information is incorporated herein by reference.

The information regarding Mr. Tsahalis’ securities purchase agreement with The Maslow Media Group, Inc. (“Maslow”) contained under “Item 2.01. Completion of Acquisition or Disposition of Assets—Form 10 Disclosures—Certain Relationships and Related Transaction, and Director Independence—Transactions with Related Persons” in the October 30th Form 8-K is incorporated herein by reference.

Item 8.01. Other Events.

As previously disclosed in the October 30th Form 8-K, on September 18, 2019, the Company, R-M Merger Sub, Inc. (“Merger Sub”), Maslow, Jeffrey Eberwein, Naveen Doki and Silvija Valleru entered into a Merger Agreement (the “Merger Agreement”). The Merger Agreement provided for, among other things, a business combination pursuant to which Merger Sub would merge with and into Maslow, with Maslow as the surviving entity (the “Merger”). The Merger closed on October 29, 2019. As a result of the Merger, the separate corporate existence of Merger Sub ceased and Maslow continued as the surviving corporation and a wholly owned subsidiary of the Company.

In the October 30th Form 8-K, the registrant indicated that at the closing of the Merger, the Company entered into a Lock-Up Agreement with each of Mr. Eberwein, Dr. Doki, Shirisha Janumpally, Dr. Valleru, Igly Trust, a trust for which Kalyan Pathuri (Dr. Valleru’s spouse) is sole trustee and beneficiary, and Judos Trust, a trust for which Mrs. Janumpally is the sole trustee and beneficiary (each a “Holder”) (each, a “Lock-Up Agreement”) pursuant to which each Holder agreed not to (i) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Company common stock; (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Company common stock, whether any such transaction is to be settled by delivery of shares of Company common stock or other securities, in case or otherwise; or (iii) publicly disclose the intention to do (i) or (ii) constituting the Merger Consideration (as defined in the October 30th Form 8-K) or held by the Holders as of the closing of the Merger for a period of one year following the closing of the Merger. However, the Company waived the requirement that each of Mrs. Janumpally, Federal Systems (a company owned and controlled by Mrs. Janumpally), Mrs. Pathuri and Mr. Eberwein enter into a Lock-Up Agreement. Accordingly, such persons did not enter into a Lock-Up Agreement with the Company. Although shares held by such persons are not subject to a Lock-Up Agreement, the shares are restricted and may not be sold without registration or an exemption from registration. Because the Company was a shell company prior to the Merger, Rule 144 will not be available for the resale of such shares until one year has elapsed since the filing of the October 30th Form 8-K, in addition to certain other requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 4, 2019	RELIABILITY INCORPORATED

	By:	/s/ Nick Tsahalis
Nick Tsahalis
President